EXHIBIT 5.1

July 14, 2021

Wireless Telecom Group, Inc.

25 Eastmans Road

Parsippany, New Jersey 07054

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special New Jersey counsel to Wireless Telecom Group, Inc., a New Jersey corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,500,000 shares of its common stock, par value $0.01 per share (the “Shares”) for issuance under the Company’s 2021 Long-Term Incentive Plan (the “Plan”) pursuant to the registration statement on Form S-8 (the “Registration Statement”), to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”). All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Plan.

In arriving at the opinions expressed below, we have examined such matters of fact and law that we have deemed appropriate as a basis for the opinions expressed below and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion including, without limitation, the following:

i.	the Restated Certificate of Incorporation of the Company;

ii.	the Amended and Restated Bylaws of the Company (as amended and restated as of June 30, 2016);

iii.	the Plan; and

iv.	certain corporate records, agreements, documents and other instruments and other certificates of public officials, officers and representatives of the Company.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws, and that the Commission has not issued any stop order suspending the effectiveness of the Registration Statement, and (ii) the Company will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Plan, including the Award Agreements thereunder, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the New Jersey Business Corporation Act, as amended.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

McCarter & English, LLP

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